Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER

THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	Check if an Application to Determine Eligibility of a Trustee Pursuant to Section 305(b)(2)

WELLS FARGO BANK, NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

A National Banking Association	94-1347393
(Jurisdiction of incorporation or	I.R.S. Employer
organization if not a U.S. national bank)	Identification No.

101 North Phillips Aveune Sioux Falls, South Dakota	57104
(Address of principal executive offices)	(Zip Code)

Wells Fargo & Company

Law Department, Trust Section

MAC N9305-175

Sixth Street and Marquette Avenue, 17th Floor

Minneapolis, Minnesota 55479

612-667-4608

(Name, address and telephone number of agent for service)

WESTMORELAND COAL COMPANY

(Exact name of obligor as specified in its charter)

Delaware	23-1128670
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

(For Co-Registrants, Please See “Table Of Co-Registrants”

On The Following Page)

2 North Cascade Avenue, 2nd Floor Colorado Springs, Colorado 80903
(Address of Principal Executive Offices)

719-442-2600	80903
(Telephone)	(Zip Code)

10.75% Senior Secured Notes Due 2018

(Title of the Indenture Securities)

Exact Name of Co-Resistrants	State or Other Jurisdiction of Incorporation or	IRS Employer
as Specified in its Charter	Formation	Identification Number
Westmoreland Partners	Virginia	33-0487790
Westmoreland Energy LLC.	Delaware	61-1409081
Westmoreland—North Carolina Power L.L.C.	Virginia	20-5102494
WEI-Roanoke Valley, Inc.	Delaware	23-2544944
Westmoreland Roanoke Valley, L.P.	Delaware	23-260609738
Westmoreland Resources, Inc.	Delaware	81-0364990
WRI Partners, Inc.	Delaware	26-2703697
Westmoreland Kemmerer, Inc.	Delaware	27-2103673
Westmoreland Coal Sales Company, Inc.	Delaware	23-1701997
Westmoreland Power, Inc.	Delaware	84-1579965
WCC Land Holding Company, Inc.	Delaware	27-3965489

Address, including Zip Code, and Telephone number, including Area Code, of Each Co-Registrant’s Principal Executive Offices: 9540 South Maroon Circle, Suite 200, Englewood, Colorado 80112; Telephone: (855) 922-6463

Item 1.	General Information. Furnish the following information as to the trustee.

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Treasury Department

Washington, D.C.

Federal Deposit Insurance Corporation

Washington, D.C.

Federal Reserve Bank of San Francisco

San Francisco, California 94120

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2.	Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15.	Foreign Trustee. Not applicable.

Item 16.	List of Exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	A copy of the Articles of Association of the trustee now in effect.*

Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence and Fiduciary Powers for Wells Fargo Bank, National Association, dated February 4, 2004.**

Exhibit 3.	See Exhibit 2

Exhibit 4.	Copy of By-laws of the trustee as now in effect.***

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

*	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as Exhibit 25 to the Form S-4 dated December 30, 2005 of Hornbeck Offshore Services LLC file number 333-130784-06.
**	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as Exhibit 25 to the Form T-3 dated March 3, 2004 of Trans-Lux Corporation file number 022-28721.
***	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as Exhibit 25 to the Form S-4 dated May 26, 2005 of Penn National Gaming Inc. file number 333-125274.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Dallas and State of Texas on the 18 day of May 2012.

WELLS FARGO BANK, NATIONAL ASSOCIATION

John C. Stohlmann
Vice President

EXHIBIT 6

May 18, 2012

Securities and Exchange Commission

Washington, D.C. 20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request thereof.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

John C. Stohlmann
Vice President

Exhibit 7

Consolidated Report of Condition of

Wells Fargo Bank National Association

of 101 North Phillips Avenue, Sioux Falls, SD 57104

And Foreign and Domestic Subsidiaries,

at the close of business March 31, 2012, filed in accordance with 12 U.S.C. §161 for National Banks.

		Dollar Amounts In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$17,216
Interest-bearing balances		49,902
Securities:
Held-to-maturity securities		0
Available-for-sale securities		204,705
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		834
Securities purchased under agreements to resell		24,346
Loans and lease financing receivables:
Loans and leases held for sale		28,995
Loans and leases, net of unearned income	710,355
LESS: Allowance for loan and lease losses	15,934
Loans and leases, net of unearned income and allowance		694,421
Trading Assets		50,280
Premises and fixed assets (including capitalized leases)		7,788
Other real estate owned		4,449
Investments in unconsolidated subsidiaries and associated companies		579
Direct and indirect investments in real estate ventures		106
Intangible assets
Goodwill		21,276
Other intangible assets		23,076
Other assets		53,844

Total assets		$1,181,817

LIABILITIES
Deposits:
In domestic offices		$852,986
Noninterest-bearing	223,944
Interest-bearing	629,042
In foreign offices, Edge and Agreement subsidiaries, and IBFs		66,906
Noninterest-bearing	2,118
Interest-bearing	64,788
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		10,453
Securities sold under agreements to repurchase		11,665

Dollar Amounts In Millions
Trading liabilities	20,434
Other borrowed money
(includes mortgage indebtedness and obligations under capitalized leases)	38,145
Subordinated notes and debentures	18,384
Other liabilities	37,006

Total liabilities	$1,055,979

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	519
Surplus (exclude all surplus related to preferred stock)	99,458
Retained earnings	19,264
Accumulated other comprehensive income	5,478
Other equity capital components	0

Total bank equity capital	124,719
Noncontrolling (minority) interests in consolidated subsidiaries	1,119

Total equity capital	125,838

Total liabilities, and equity capital	$1,181,817

I, Timothy J. Sloan, EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

Timothy J. Sloan

EVP & CFO

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

John Stumpf Avid Modjtabai Michael Loughlin	Directors